Item 32.2,  18 U.S.C. Section 1350 Certifications

CERTIFICATION OF PERIODIC REPORT

I, Karl W. Mueller, the Senior Vice President and Chief Financial Officer of Old Republic International Corporation (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)
the quarterly report on Form 10-Q of the Company for the quarter ended March 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents the financial condition and results of operations of the Company.

Dated:  April 27, 2009

                  /s/ Karl W. Mueller
                                                          Karl W. Mueller, Senior Vice
                  President, Chief Financial
                  Officer and Principal
                                                          Accounting Officer